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                                                                    EXHIBIT 23.4

                                     CONSENT

         I consent to being named as a director, director nominee, or officer of the Company in the Registration Statement.

Dated:  September 19, 2003

                                       /s/ Porter J. Hall
                                       Porter J. Hall